UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):          July 20, 2021

PARK AEROSPACE CORP.

(Exact Name of Registrant as Specified in Charter)

New York	1-4415	11-1734643
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

1400 Old Country Road, Westbury,	New York	11590
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code          (631) 465-3600

PARK AEROSPACE CORP.
Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $.10 per share	PKE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has selected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

(a) and (b). At the Annual Meeting of Shareholders of the Company on July 20, 2021:

The persons elected as directors of the Company and the voting for such persons were as follows:

Name	Votes For	Votes Against	Abstentions	Broker Non-Votes

Dale Blanchfield	16,510,192	546,013	2,519	1,954,466
Emily J. Groehl	16,787,077	269,131	2,516	1,954,466
Yvonne Julian	17,027,297	28,908	2,519	1,954,466
Brian E. Shore	16,398,402	657,794	2,528	1,954,466
Carl W. Smith	16,757,930	297,073	3,721	1,954,466
D. Bradley Thress	17,024,380	30,623	3,721	1,954,466
Steven T. Warshaw	16,553,795	502,410	2,519	1,954,466

The proposal to approve an advisory (non-binding) resolution relating to the compensation of the named executive officers was approved by the Shareholders. There were 15,847,957 votes for such approval, 1,200,848 votes against, 9,919 abstentions and 1,954,466 broker non-votes.

The appointment of CohnReznick LLP as the Company’s independent registered public accounting firm for the fiscal year ending February 27, 2022 was ratified by the Shareholders. There were 19,001,568 votes for such ratification, 8,691 votes against, 2,931 abstentions and zero broker non-votes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARK AEROSPACE CORP.

Date: July 22, 2021	By:	/s/ P. Matthew Farabaugh
	Name:	P. Matthew Farabaugh
	Title:	Senior Vice President and Chief Financial Officer

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